EXHIBIT 99.1

FOR FURTHER INFORMATION:
J. Cameron Coburn	Betty V. Norris
Chairman, President & CEO	SVP & Chief Financial Officer
Tel: 910-509-3901	Tel: 910-509-3914
Email: ccoburn@capefearbank.com	Email: bnorris@capefearbank.com

CAPE FEAR BANK CORP. REPORTS SECOND QUARTER 2007 RESULTS

WILMINGTON, NC – July 31, 2007 – Cape Fear Bank Corporation (NASDAQ: CAPE) today reported net income for the second quarter of 2007 of $499,000 compared with $522,000 for the second quarter of 2006, a decrease of 4.4 percent. Diluted earnings per share were $0.13, unchanged from the prior-year second quarter. Compared with the first quarter of 2007, net income and diluted earnings per share increased 14.7 percent and 18.2 percent, respectively.

For the first six months of 2007, earnings were $933,000, or $0.24 per diluted share, compared with $1.1 million, or $0.29 per diluted share, for the prior six-month period, a decline of 17.1 percent and 17.2 percent, respectively. Year-over-year and six months year-to-date performance reflects slower loan growth, margin compression and increased expenses associated with branch expansion.

Cameron Coburn, Chairman, President and CEO, commented, “We are beginning to see some positive results from our expansion efforts. Revenue has improved and the net interest margin is stabilizing. In addition, we are seeing further improvement in our already-strong asset quality. We are pleased to be returning to lower levels of nonperforming assets. We remain optimistic that expenses will be offset in the near future as our revenue grows.”

Total revenue, comprised of net interest income and non-interest income, was $3.6 million for the second quarter of 2007 compared with $3.5 million for the 2006 second quarter, an increase of 3.1 percent. Net interest income increased 3.3 percent to $3.3 million from the prior-year second quarter, reflecting 14.7 percent growth in average earning assets, partially offset by a 34 basis point decline in net interest margin, to 3.08 percent. Compared with the first quarter of 2007, net interest income increased 2.0 percent; the net interest margin declined only three basis points from the first quarter, an indication that the margin decline is slowing.

Second quarter 2007 non-interest income was $341,000, up $4,000, or 1.2 percent from the year-ago quarter. Service fees and charges, while still the largest contributor to non-interest income, decreased $79,000, or 31.9 percent from the year-ago period. Offsetting the decline in service fees and charges was a $51,000 increase in income from bank-owned life insurance, and a $30,000 increase in other non-interest income. Compared with the first quarter of 2007, non-interest income increased $31,000, or 10.0 percent.

The Company did not record a provision for loan losses this quarter due to the improvement in asset quality as well as slower loan growth. This compares with a $75,000 provision recorded in the previous quarter, and $391,000 recorded in the second quarter of 2006. Loan charge-offs have been nominal over the past five quarters. Mr. Coburn explained, “The quality of our balance sheet improved with the sale of $616,000 of foreclosed real estate. Our allowance for loan losses is more than three and a half times nonperforming assets, indicative of our conservative approach.”

Higher operating expenses reflect our continuing expansion. The bank now has six full-service banking offices in operation, a seventh – Sunset Beach – will open as a full-service branch in August, and an eighth banking office, in Southport, Brunswick County, is planned for the second quarter of 2008. Mr. Coburn added, “We are expanding our branch network in order to gain market share in a highly competitive market.” Second quarter non-interest expense was $3.0 million, an increase of 30.5 percent over the 2006 second quarter; compared with the linked quarter, operating expenses increased 3.7 percent. Expansion-related activities accounted for the majority of the year over year increase of $696,000 in non-interest expense; salaries and benefits rose $431,000, or 35.0 percent, from the addition of 25 full-time equivalent (FTE) employees over the past twelve months, of which four were added in the second quarter of 2007. This represents a 33.8 percent increase year over year, to 99 FTE employees. Occupancy expenses increased $76,000, or 20.3 percent, and other expenses rose an additional $189,000 or 28.0 percent. The efficiency ratio was 82.3 percent for the second quarter of 2007 compared with 81.4 percent for the first quarter of 2007, and 65.0 percent for the prior-year second quarter.

Non-performing assets decreased by $639,000, or 32.6 percent, to $1.3 million, equivalent to 0.30 percent of total assets at June 30, 2007, compared with $2.0 million, or 0.44 percent of assets, for the prior quarter-end; non-performing assets at June 30, 2006 were $920,000, or 0.23 percent of total assets. The foreclosed real estate was sold in the second quarter, accounting for the decline in non-performing assets. The allowance for loan losses was $4.7 million, or 1.39 percent of total loans, at June 30, 2007; this compares with a reserve of $3.9 million, or 1.23 percent of quarter-end loans at June 30, 2006, and $4.7 million, or 1.37 percent of loans, at March 31, 2007.

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Total assets were $441.3 million at June 30, 2007, an increase of $44.0 million, or 11.1 percent, from twelve months ago, and a $7.0 million, or 1.6 percent decrease from the previous quarter. Loans outstanding totaled $341.0 million, a year-over-year increase of $25.9 million, or 8.2 percent; compared with the first quarter of 2007, loans declined $3.7 million or 1.1 percent. Year over year, commercial real estate (CRE) loans accounted for nearly half of loan growth, increasing $12.5 million, or 13.6 percent; currently, CRE loans account for 30.7 percent of Cape Fear’s loan portfolio. Construction and land development (C&D) loans remain the largest component of the Bank’s portfolio, accounting for 43.3 percent of loans. While C&D loans contributed $10.3 million to year-over-year loan growth, they have declined by $16.6 million, or 10.1 percent, since March 31, 2007, in keeping with the slowdown in residential construction.

Loan growth over the past twelve months was funded primarily by a $41.7 million, or 12.7 percent, increase in deposits, reaching $370.9 million at June 30, 2007. Since March 31, 2007, deposits have decreased by $9.1 million, or 2.4 percent. Consistent with the reduction in demand for construction lending, high-cost time deposits were allowed to decrease; declining $14.9 million from the prior quarter and offset by a $6.0 million increase in lower-cost Money Market and NOW accounts.

Shareholders’ equity at June 30, 2007 was $27.4 million, a twelve-month increase of $2.5 million, or 10.0 percent. The Company’s total risk-based capital ratio at June 30, 2007 was 11.80 percent. Shares outstanding at quarter-end were 3,766,020, adjusted for a five percent stock dividend that was paid on June 29, 2007.

Mr. Coburn concluded, “We are pleased with the trends we are starting to see in our deposit mix through our branching efforts. Going forward, our focus will be to maintain our asset quality while improving net interest margin with lower cost deposits gathered through our expanded branch network. Our expansion initiatives are on-going. As we expand, we will begin to recognize greater operating efficiencies as a result of our recent infrastructure investments.”

About the Company

Cape Fear Bank (the “Bank”), formerly known as Bank of Wilmington, was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with six full-service banking offices, including three in New Hanover County, two in Pender County, and one in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

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Forward-Looking Statements

This Report and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions, particularly the effect of hurricanes on our banking and operations facilities and on our customers and the coastal communities in which we do business; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

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CAPE FEAR BANK CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Quarterly					Year to Date
(dollars in thousands except per share data)	2007 2nd Qtr	2007 1st Qtr	2006 4th Qtr	2006 3rd Qtr	2006 2nd Qtr	2007	2006
EARNINGS
Net interest income	$3,276	3,213	3,287	3,351	3,170	6,487	6,256
Provision for loan and lease losses	$—	75	220	436	391	75	684
NonInterest income	$341	310	248	267	337	652	578
NonInterest expense	$2,976	2,869	2,577	2,393	2,280	5,844	4,354
Net income	$499	435	588	558	522	933	1,126
*Basic earnings per share	$0.13	0.12	0.16	0.15	0.14	0.25	0.30
*Diluted earnings per share	$0.13	0.11	0.15	0.14	0.13	0.24	0.29
*Average shares outstanding	3,765,955	3,766,191	3,766,119	3,766,080	3,765,844	3,765,901	3,765,844
*Average diluted shares outstanding	3,844,366	3,860,982	3,904,233	3,912,182	3,898,215	3,850,956	3,881,186
*Actual common shares outstanding	3,766,020	3,766,257	3,766,119	3,766,119	3,765,844	3,766,020	3,765,844

PERFORMANCE RATIOS
Return on average assets	0.45%	0.40%	0.55%	0.55%	0.54%	0.42%	0.60%
Return on average common equity	7.22%	6.33%	8.77%	8.60%	8.30%	6.81%	9.01%
Net interest margin (fully tax-equivalent)	3.08%	3.11%	3.14%	3.33%	3.42%	3.09%	3.45%
Efficiency ratio	82.28%	81.44%	72.90%	66.14%	65.01%	81.86%	63.71%
Full-time equivalent employees	99	95	90	86	74	99	74

CAPITAL
Equity to assets	6.21%	6.14%	6.37%	6.21%	6.28%	6.21%	6.28%
Regulatory leverage ratio	8.58%	8.50%	9.22%	8.80%	9.14%	8.58%	9.14%
Tier 1 capital ratio	10.40%	9.99%	10.30%	10.24%	10.68%	10.40%	10.68%
Total risk-based capital ratio	11.80%	11.43%	11.80%	11.77%	12.23%	11.80%	12.23%
*Book value per share	$7.28	7.31	7.18	6.98	6.62	7.28	6.62

ASSET QUALITY
Gross loan charge-offs	$2	—	2	3	—	2	402
Net loan charge-offs (recoveries)	$(8)	(127)	(12)	(1)	(75)	(135)	326
Net loan charge-offs to average loans	-0.01%	-0.15%	-0.01%	0.00%	-0.10%	-0.08%	0.22%
Allowance for loan losses	$4,746	4,738	4,536	4,305	3,868	4,746	3,868
Allowance for losses to total loans	1.39%	1.37%	1.36%	1.31%	1.23%	1.39%	1.23%
Nonperforming loans	$1,320	1,343	350	329	920	1,320	920
Other real estate and repossessed assets	$—	616	616	616	—	—	—
Nonperforming assets to total assets	0.30%	0.44%	0.23%	0.22%	0.23%	0.30%	0.23%

END OF PERIOD BALANCES
Loans	$341,030	344,743	334,409	329,163	315,113	341,030	315,113
Total earning assets (before allowance)	$420,102	426,359	407,992	410,667	386,167	420,102	386,167
Total assets	$441,342	448,318	424,885	423,151	397,321	441,342	397,321
Deposits	$370,915	380,054	353,617	360,846	329,248	370,915	329,248
Shareholders’ equity	$27,427	27,539	27,052	26,281	24,935	27,427	24,935

AVERAGE BALANCES
Loans	$344,742	339,563	330,799	325,044	302,759	342,167	294,254
Total earning assets (before allowance)	$426,682	419,059	414,855	398,712	371,984	422,892	365,524
Total assets	$446,653	437,009	425,089	407,156	383,697	441,858	376,093
Deposits	$374,978	364,986	365,293	343,788	318,983	370,010	313,871
Shareholders’ equity	$27,633	27,487	26,811	25,966	25,145	27,393	25,005

*	Restated for 5% stock dividend for shareholders of record 6/22/07, paid out effective 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands, except share and per share data)
INTEREST INCOME
Loans	$7,107	$5,983	$14,019	$11,385
Investment securities available for sale	859	695	1,697	1,285
Federal funds sold and interest-earning deposits	103	79	200	253

TOTAL INTEREST INCOME	8,069	6,757	15,916	12,923

INTEREST EXPENSE
Money market, NOW and savings deposits	646	369	1,194	678
Time deposits	3,593	2,685	7,139	5,108
Short-term borrowings	2	57	44	59
Long-term borrowings	552	476	1,052	822

TOTAL INTEREST EXPENSE	4,793	3,587	9,429	6,667

NET INTEREST INCOME	3,276	3,170	6,487	6,256

PROVISION FOR LOAN LOSSES	—	391	75	684

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,276	2,779	6,412	5,572

NON INTEREST INCOME
Service fees and charges	169	248	334	399
Gain/(Loss) on sale of investments	(7)	(9)	(4)	(18)
Income from bank owned life insurance	99	48	181	95
Other	80	50	141	102

NON-INTEREST INCOME	341	337	652	578

NON INTEREST EXPENSE
Salaries and employee benefits	1,661	1,230	3,210	2,283
Occupancy and equipment	450	374	873	701
Other	865	676	1,761	1,370

TOTAL NON-INTEREST EXPENSE	2,976	2,280	5,844	4,354

INCOME BEFORE INCOME TAXES	641	836	1,220	1,796

INCOME TAXES	142	314	287	670

NET INCOME	$499	$522	$933	$1,126

NET INCOME PER COMMON SHARE*
Basic	$0.13	$0.14	$0.25	$0.30

Diluted	$0.13	$0.13	$0.24	$0.29

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*
Basic	3,765,955	3,765,844	3,765,901	3,765,844
Effect of dilutive stock options	78,411	132,371	85,055	115,342

Diluted	3,844,366	3,898,215	3,850,956	3,881,186

*	All per share and outstanding share data has been restated for the 5% stock dividend effective 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2007 (Unaudited)	December 31, 2006*
	(In thousands, except share data)
ASSETS
Cash and due from banks	$7,375	$7,209
Interest earning deposits in other banks	4,322	1,639
Investment securities available for sale, at fair value	72,293	69,565
Time deposits in other banks	298	298

Loans	341,030	334,409
Allowance for loan losses	(4,746)	(4,536)

NET LOANS	336,284	329,873

Accrued interest receivable	2,191	2,195
Premises and equipment, net	3,447	2,954
Stock in Federal Home Loan Bank of Atlanta, at cost	2,159	2,081
Foreclosed real estate and repossessions	—	616
Bank owned life insurance	9,673	5,491
Other assets	3,300	2,964

TOTAL ASSETS	$441,342	$424,885

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits
Demand	$34,497	$33,066
Savings	6,890	11,154
Money market and NOW	65,463	41,317
Time	264,065	268,080

TOTAL DEPOSITS	370,915	353,617

Short-term borrowings	—	3,000
Long-term borrowings	40,310	38,310
Accrued interest payable	760	745
Accrued expenses and other liabilities	1,930	2,161

TOTAL LIABILITIES	413,915	397,833

Shareholders’ Equity
Common stock, $3.50 par value, 12,500,000 shares authorized; 3,766,020 and 3,766,119 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	13,181	12,554
Additional paid-in capital	13,997	12,739
Accumulated retained earnings	1,197	2,092
Accumulated other comprehensive loss	(948)	(333)

TOTAL SHAREHOLDERS’ EQUITY	27,427	27,052

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$441,342	$424,885

*	Derived from audited financial statements